                                                                     EXHIBIT (Y)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1999-2 Monthly Statement
                      Class A Certificate CUSIP #25466KCE7
                      Class B Certificate CUSIP #25466KCF4

Trust Distribution Date: May 17, 1999         Due Period Ending:  April 30, 1999

Pursuant to the Series Supplement dated as of March 10, 1999 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.     Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
       -----------------------------------------------------------------------------------------------------------

       Series  1999-2                                         Total              Interest           Principal
            Class A       30 days at 5.900000000%         $4.916666667         $4.916666667       $0.000000000

            Class B       30 days at 6.100000000%         $5.083333333         $5.083333333       $0.000000000

2.     Principal Receivables at the end of the Due Period
       --------------------------------------------------
   (a) Aggregate Investor Interest                           $20,624,749,676.00
       Seller Interest                                        $5,632,195,899.94

       Total Master Trust                                    $26,256,945,575.94

   (b) Group One Investor Interest                           $18,074,749,676.00

   (c) Group Two Investor Interest                            $2,550,000,000.00

   (d) Series 1999-2 Investor Interest                          $526,316,000.00

   (e) Class A Investor Interest                                $500,000,000.00

       Class B Investor Interest                                 $26,316,000.00

3.     Allocation of Receivables Collected During the Due Period
       ---------------------------------------------------------

                                                                   Finance Charge          Principal        Yield
                                                                     Collections          Collections     Collections
   (a) Allocation of Collections between Investor and Seller

       Aggregate Investor Allocation                              $316,121,219.78     $3,022,278,825.29     $0.00

       Seller:                                                    $ 84,742,614.59     $  810,182,277.03     $0.00

   (b) Group One Allocation                                       $277,252,259.81     $2,650,671,899.42     $0.00

   (c) Group Two Allocation                                       $ 38,868,959.97     $  371,606,925.87     $0.00

   (d) Series 1999-2 Allocations                                  $  8,022,487.92     $   76,699,044.04     $0.00

   (e) Class A Allocations                                        $  7,621,223.22     $   72,862,750.48     $0.00

       Class B Allocations                                        $    401,264.70     $    3,836,293.56     $0.00

4.     Information Concerning the Series Principal Funding Accounts ("SPFA")
       ---------------------------------------------------------------------
                        Deposits into the
                           SPFAs This        SPFA    Deposit Deficit   Investment
                           Due Period       Balance       Amount         Income
       Series 1999-2         $0.00           $0.00         0.00           $0.00

5.     Information Concerning Amount of Controlled Liquidation Payments
       ----------------------------------------------------------------
                                                                 Total Payments
                              Amount Paid      Deficit Amount     Through This
                            This Due Period    This Due Period     Due Period
       Series 1999-2             $0.00              $0.00             $0.00

6.     Information Concerning the Series Interest Funding Accounts ("SIFA")
       --------------------------------------------------------------------
                                    Deposits Into the
                                        SIFAs This
                                        Due Period           SIFA Balance
       Series 1999-2                  $2,592,106.33         $5,616,230.39

7.     Pool Factors
       ------------
                                                                 This Due Period
       Class A                                                    1.00000000

       Class B                                                    1.00000000

8.     Investor Charged-Off Amount
       ---------------------------                                   Cumulative
                                                                Investor Charged-Off
                                              This Due Period          Amount

   (a) Group One                               $86,442,427.02            $0.00

   (b) Group Two                               $12,118,664.92            $0.00

   (c) Series 1999-2                            $2,501,272.05            $0.00

   (d) Class A                                  $2,376,164.70            $0.00

       Class B                                    $125,107.35            $0.00

9.     Investor Losses This Due Period
       -------------------------------                         Per $1,000 of
                                                             Original Invested
                                                    Total        Principal
   (a) Group One                                    $0.00          $0.00

   (b) Group Two                                    $0.00          $0.00

   (c) Series 1999-2                                $0.00          $0.00

   (d) Class A                                      $0.00          $0.00

       Class B                                      $0.00          $0.00

10.    Reimbursement of Investor Losses This Due Period
       ------------------------------------------------            Per $1,000 of
                                                                 Original Invested
                                                        Total        Principal
   (a) Group One                                        $0.00          $0.00

   (b) Group Two                                        $0.00          $0.00

   (c) Series 1999-2                                    $0.00          $0.00

   (d) Class A                                          $0.00          $0.00

       Class B                                          $0.00          $0.00

11.    Aggregate Amount of Unreimbursed Investor Losses
       ------------------------------------------------           Per $1,000 of
                                                                Original Invested
                                                        Total        Principal
   (a) Group One                                        $0.00          $0.00

   (b) Group Two                                        $0.00          $0.00

   (c) Series 1999-2                                    $0.00          $0.00

   (d) Class A                                          $0.00          $0.00

       Class B                                          $0.00          $0.00

12.    Investor Monthly Servicing Fee Payable at the end of the Due Period
       -------------------------------------------------------------------
   (a) Group One                                               $30,315,482.22

   (b) Group Two                                                $4,250,000.00

   (c) Series 1999-2                                              $877,193.33

   (d) Class A                                                    $833,333.33

       Class B                                                     $43,860.00

13.    Class Available Subordinated Amount at the end of the Due Period
       ----------------------------------------------------------------
                                                                  As a Percentage
                                                                    of Class A
                                                      Total       Invested Amount
       Series 1999-2 Class B                      $44,736,860.00      8.9474%

14.    Total Available Credit Enhancement Amounts
       ------------------------------------------

                                             Shared Amount        Class B Amount
       Maximum Amount                                $0.00        $21,052,640.00

       Available Amount                              $0.00        $21,052,640.00

       Amount of Drawings on Credit Enhancement
         for this Due Period                         $0.00                 $0.00

15.    Delinquency Summary
       -------------------

       End of Due Period Master Trust Receivables Outstanding         $26,675,706,815.58

                                     Delinquent Amount      Percentage of Ending
       Payment Status                 Ending Balance        Receivables Outstanding

       30-59 days                   $  628,092,799.56               2.35%

       60-179 days                  $1,127,022,100.37               4.22%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                  BY:
                                      --------------------------
                                           Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1999-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of March 10, 1999 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1999-2 Master Trust Certificates for the Distribution Date occurring on May 17, 1999:

1. Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed
    during the related Due Period is equal to                    $4,233,324,936.71

4.  The aggregate amount of Class A Principal
    Collections processed during the related Due
    Period is equal to                                              $72,862,750.48

5.  The aggregate amount of Class A Finance Charge
    Collections processed during the related Due
    Period is equal to                                               $7,621,223.22

6a. The aggregate amount of Class A Principal
    Collections recharacterized as Series Yield
    Collections during the related Due Period is
    equal to                                                                 $0.00

6b. The aggregate amount of Class A Additional
    Funds for this Distribution date is equal to                             $0.00

7.  The amount of drawings under the Credit
    Enhancement required to be made on the related
    Drawing Date pursuant to the Series
    Supplement:

    (a)  with respect to the Class A Required
         Amount Shortfall is equal to                                        $0.00

    (b)  with respect to the Class A Cumulative
         Investor Charged-Off Amount is equal to                             $0.00

    (c)  with respect to the Class A Investor
         Interest is equal to                                                $0.00

8.  The sum of all amounts payable to the Class A
    Certificateholders on the current Distribution
    Date is equal to                                                         $0.00

9.   The aggregate amount of Class B Principal
     Collections processed during the related Due
     Period is equal to                                              $3,836,293.56

10.  The aggregate amount of Class B Finance Charge
     Collections processed during the related Due
     Period is equal to                                                $401,264.70

11a. The aggregate amount of Class B Principal
     Collections recharacterized as Series Yield
     Collections during the related Due Period is
     equal to                                                                $0.00

11b. The aggregate amount of Class B Additional
     Funds for this Distribution date is equal to                            $0.00

12.  The amount of drawings under the Credit
     Enhancement required to be made on the related
     Drawing Date pursuant to the Series
     Supplement:

     (a)  with respect to the Class B Required
          Amount Shortfall is equal to                                       $0.00

     (b)  with respect to the Class B Cumulative
          Investor Charged-Off Amount is equal to                            $0.00

     (c)  with respect to the Class B Investor
          Interest is equal to                                               $0.00

13.  The sum of all amounts payable to the Class B
     Certificateholders on the current Distribution
     Date is equal to                                                        $0.00

14.  Attached hereto is a true copy of the
     statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section
     16 of the Series Supplement.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of May, 1999.

                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   ------------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer